CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Rent the Runway, Inc.
of our report dated April 15, 2025 relating to the financial statements, which appears in Rent the Runway, Inc. Annual Report on Form 10-K for the year ended January 31, 2025.

/s/ PricewaterhouseCoopers LLP
New York, New York
December 15, 2025